UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 4, 2007
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
First Amendment to the Second Amended and Restated Revolving Credit Agreement dated as of September 4, 2007
     On September 4, 2007, The Timberland Company (“Company”, “we”, “our” or “us”) entered into the First Amendment to the Second Amended and Restated Revolving Credit Agreement dated as of June 2, 2006 with a group of banks, led by Bank of America, N.A. (the “First Amendment”). The First Amendment reduces the fixed charge coverage ratio, which is one of the primary financial covenants. The fixed charge coverage ratio has been reduced from 3:1 to 2.25:1. We measure compliance with the financial and non-financial covenants and ratios as required by the terms of the Second Amended and Restated Revolving Credit Agreement on a fiscal quarter basis. A copy of the First Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: September 6, 2007	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer